Exhibit 10.3

NOTE AMENDMENT AGREEMENT 1

THIS AGREEMENT is made as of the 23rd day of October, 2007

BETWEEN :

_______________________

(hereinafter called the “Noteholder”)

- and -

GOLDEN STAR RESOURCES LTD., a corporation incorporated under the laws of Canada

(hereinafter called the “Company”)

RECITALS:

A.	The Noteholder is the registered holder of US$ aggregate principal amount of 6.85% senior convertible notes due April 15, 2009 (the “Notes”), which is part of an issue of Notes originally carried out by the Company on April 15, 2005 (such other Notes being hereinafter called the “Other Notes”).

B.	The Company desires to redeem the Notes and the Other Notes prior to the maturity date on the terms set forth herein, which terms are not provided for in the redemption provisions currently set out in the Notes and Other Notes, and the Noteholder and the holders of the Other Notes desire to have the Notes and Other Notes so redeemed.

C.	Pursuant to section 15 of each Note and Other Note, the consent of each holder of Notes and Other Notes is required to effect any change or amendment to the Notes and Other Notes which would change the maturity date thereof or the amount payable upon the redemption thereof.

NOW THEREFORE, in consideration of the premises, the mutual covenants contained in this Agreement and other consideration (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

1.	Definitions

All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Notes. All references in this Agreement to sections and subsections shall be deemed, unless the context otherwise requires, to be references to the corresponding sections or subsections of the Notes as from time to time amended, supplemented, modified or changed.

[1]

We entered into Note Amendment Agreements with each of Deutsche Bank Securities Ltd. (“DB”), GLG Partners (“GLG”) and UBS AG (Canada Branch) (“UBS”), each of whom is a registered owner of the Notes. Collectively, DB, GLG and UBS own 100% of the outstanding principal amount of the Notes. We also entered into an agreement with Highbridge International LLC (“Highbridge”), which is the beneficial owner of Notes through swap arrangements with DB and UBS.

2.	Amendment of Notes to Permit Early Redemption

Each of the Notes is hereby amended, with effect from and as of the Effective Date (as defined below), by adding to it the following provisions as new sections 31 and 32 of each Note:

“(31) Notwithstanding anything to the contrary in this Note, the Company shall redeem this Note, without the need for any further agreement or action by the Holder, by paying to the Holder, or as the Holder may direct in writing, on the Early Redemption Date (as defined below) an amount equal to 123.52% of the outstanding Principal together with all accrued and unpaid Interest on the outstanding Principal as of the Early Redemption Date (the “Early Redemption Amount”) by wire transfer of immediately available funds, in full and final satisfaction of all amounts owing to the Holder under this Note. The Company’s early redemption obligation under this section 31 is conditional on the completion by the Company of an issue and sale of securities resulting in net proceeds to the Company equal to or greater than the aggregate Early Redemption Amount payable with respect to this Note and the Other Notes (a “Financing”). The Early Redemption Date shall be the date on which the Financing is completed but in no event later than November 15, 2007 (the “Early Redemption Date”), which determination shall be communicated in writing to the Holder at least three days prior to such date. The Holder shall deliver this Note to the Company for cancellation promptly following the Early Redemption Date. Upon the payment of the Early Redemption Amount to the Holder this Note shall be cancelled, shall cease to have any force and effect, and shall no longer represent an outstanding obligation of the Company.

(32) Notwithstanding any provisions of this Note to the contrary, neither the Early Redemption Amount, the Conversion Amount or the Company Conversion Amount shall be convertible into Common Stock pursuant to any provision of this Note, provided that if the Early Redemption Amount is not paid in full on the Early Redemption Date, then from and after 4:30 p.m. (Denver time) on the Early Redemption Date the Conversion Amount and the Company Conversion Amount shall be convertible into Common Stock in accordance with the provisions of this Note.”

3.	Redemption

The Company shall not exercise the right of early redemption contemplated in section 2 of this Agreement except to redeem all of the outstanding Notes and Other Notes in full and at the same time. It is understood and acknowledged that each of the Other Notes is being amended on the same terms as are set out in this Agreement.

4.	Effective Date

This Agreement shall come into effect on the date (the “Effective Date”) on which the Company issues a press release announcing the commencement and definitive terms of a private placement of up to US$125,000,000 senior convertible unsecured debentures of the Company due November 30, 2012 (which private placement is hereby deemed, if completed, to be a Financing); provided that, in any case, the Effective Date shall be deemed not to have taken place unless evidenced by the Company executing the confirmation certificate on the last page of this Agreement.

5.	Withdrawal of Registration Statement

The Company and the Noteholder agree that following the payment in full of the Early Redemption Amount on the Early Redemption Date, the Company’s reservation of shares of Common Stock issuable on conversion of the Notes shall be cancelled and the Company shall withdraw the registration statement registering the resale of such shares of Common Stock.

6.	Participation in Financing [2]

The Company hereby agrees to permit, subject to the consent of the Company’s financial advisors, the Noteholder to participate in the Financing up to an investment amount equal to the principal amount of the Notes held by the Noteholder. It is understood and acknowledged that the foregoing covenant shall also be made by the Company to the holders of the Other Notes.

7.	Confidentiality

The Noteholder agrees not to disclose the terms of this Agreement until the Effective Date, except to (i) the Noteholder or the holders of the Other Notes, and (ii) its officers and directors and other affiliates and representatives involved in the matters contemplated hereby.

8.	Inconsistency

To the extent that there is any inconsistency between the provisions of the Notes and the provisions of this Agreement, the provisions of this Agreement shall prevail.

9.	Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns.

10.	Governing Law

This Agreement shall be governed by, and construed with, the laws of the State of New York and shall be treated in all respects as a New York contract.

11.	Miscellaneous

This Agreement may be executed in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

Each of the Notes and this Agreement shall henceforth be read together and shall have effect so far as practicable as though all the provisions thereof and hereof were contained in

[2]

This provision does not appear in the agreement entered into with DB or UBS. The participation right associated with the Notes as to which DB and UBS are registered owners was exercised by Highbridge as beneficial owner of such Notes.

one instrument. Each Note, as amended by this Agreement, shall be and continue in full force and effect and is hereby confirmed.

Each party covenants and agrees that it will at all times after the date hereof, at the expense of the requesting party, promptly execute and deliver all such documents, including, without limitation, all such additional consents and other assurances and do all such other acts and things as the other party, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement.

TO WITNESS THEIR AGREEMENT, the parties have duly executed this Agreement on the date first above written.

GOLDEN STAR RESOURCES LTD.

By:
Name:
Title:

_____________________________

By:
Name:
Title:

______________________________

[Confirmation on next page]

CONFIRMATION CERTIFICATE

The undersigned corporation, by the signature of its duly authorized officer, hereby confirms that, on the date set out below, the Company issued a press release announcing the definitive terms of a private placement of securities of the Company that if completed would constitute a Financing.

CERTIFIED this              day of October, 2007.

GOLDEN STAR RESOURCES LTD.

By:
Name:
Title: